UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,

DC 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 30, 2022
Orchid Island Capital, Inc.
(Exact Name of Registrant as Specified in Charter)
Maryland
001-35236
27-3269228
(State or Other Jurisdiction of
Incorporation)
(Commission File Number) (IRS Employer Identification No.)
3305 Flamingo Drive
,
Vero Beach
,
Florida
32963
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number,

including area code
(
772
)
231-1400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the
registrant under any of the following provisions:
☐

Written communications pursuant

to Rule 425 under the Securities Act (17 CFR 230.425)
☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a

-12)
☐

Pre-commencement communications pursuant to Rule 14d-2(b)

under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class:
Trading symbol:

Name of each exchange

on which registered:
Common Stock, par value $0.01 per share
ORC
NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange

Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☐
If an emerging growth company,

indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.

☐

Item 3.03.

Material Modifications to Rights of Security Holders.
In connection with the previously announced one-for-five

reverse stock split (the “Reverse Stock Split”) of shares of common stock, par value $0.01 per share (the “Common Stock”), of Orchid Island

Capital, Inc. (the “Company”), the
Company has filed Articles of Amendment to its charter (the “Amendment”) with the Maryland State Department of
Assessments and Taxation.

The Amendment, effective as of 5:00 p.m. Eastern Time

on August 30, 2022 (the “Effective
Time”), converted every five shares of the issued

and outstanding Common Stock into one share of common stock of the
Company, par value

$0.05 per share. Effective immediately after the Effective

Time, the Amendment reverted the par value
of the Common Stock to $0.01 per share. The Reverse Stock Split also effected a proportionate reduction in the Company’s
authorized shares of its preferred stock, par value $0.01 per share (the

“Preferred Stock”), from 100,000,000 shares to
20,000,000 shares and a proportionate reduction in the Company’s authorized shares of Common Stock from 500,000,000
shares to 100,000,000 shares, and reduced the number of shares of Common Stock outstanding from approximately
176,251,193 shares to approximately 35,250,238 shares. The Company has no shares of Preferred Stock outstanding. The
Common Stock will begin trading on a reverse split-adjusted basis on the

New York

Stock Exchange (the “NYSE”) at the
opening of trading on August 31, 2022. The Common Stock will continue trading on the NYSE under the symbol “ORC”
with a new CUSIP number (68571X301).
Pursuant to the Amendment, any fraction of a share of Common Stock that would otherwise have resulted from the Reverse
Stock Split will be settled by cash payment, calculated according to the per share closing price of the Common Stock as
reported on the NYSE on August 30, 2022. The Reverse Stock Split affected all record holders of the Common Stock
uniformly and did not affect any record holder’s percentage

ownership interest in the Company,

except for de minimis
changes as a result of the elimination of fractional shares.

Holders of Common Stock who hold in “street name” in their
brokerage accounts do not have to take any action as a result of the Reverse Stock

Split. Their accounts will be automatically
adjusted to reflect the number of shares owned. Stockholders of record will be receiving information from Continental Stock
Transfer & Trust Company,

the Company’s transfer agent, regarding

their stock ownership following the Reverse Stock Split
and cash in lieu of fractional share payments, if applicable, within twenty days of the Effective Time.
The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms of the Amendment, a
copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal

Year.

The disclosure set forth under Item 3.03 above is incorporated herein by reference.
Item 7.01.

Regulation FD Disclosure.
On August 30, 2022, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of
the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
The information under Item 7.01 of this Current Report on Form 8-K and

Exhibit 99.1 attached hereto shall not be deemed
“filed” for purposes of Section 18 of the Securities Exchange Act of 1934,

as amended (the “Exchange Act”), or otherwise
subject to the liabilities under that Section, nor shall it be incorporated by reference in any filing under the Securities Act of
1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01.

Other Events.
Adjustment to Equity Plans and Awards
At the Effective Time, the aggregate

number of shares of Common Stock issuable under each of the 2012 Equity Incentive
Plan of Orchid Island Capital, Inc. and the 2021 Equity Incentive Plan of Orchid

Island Capital, Inc. (together, the “Plans”)
was ratably adjusted to reflect the Reverse Stock Split. The number of shares of Common Stock issuable pursuant to equity
and equity-based awards outstanding under the Plans were also ratably adjusted at the Effective Time to reflect the Reverse
Stock Split.

Stock Repurchase Program
The Company’s stock repurchase program

(the “Repurchase Program”) allows for the repurchase of shares of Common

Stock
from time to time in open market transactions, block purchases, through privately negotiated transactions, or pursuant to any
trading plan that may be adopted in accordance with Rule 10b5-1 of the Exchange

Act. Immediately prior to the Effective
Time, an aggregate of 17,699,305 shares of Common

Stock were authorized for repurchase pursuant to the Repurchase
Program, of which a total of 6,561,810 shares had been repurchased immediately prior to the Effective Time. At the Effective
Time, the number of shares of Common Stock

authorized for repurchase pursuant to the Repurchase Program was ratably adjusted to 2,227,499 to reflect the Reverse Stock Split.
Item 9.01. Financial Statements and Exhibits.
(d)

Exhibits
Exhibit No. Description
3.1
Articles of Amendment to the Articles of Amendment and Restatement of the
Company
99.1
Press Release dated August 30, 2022
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on
its behalf by the undersigned hereunto duly authorized.
Date: August 30, 2022

ORCHID ISLAND CAPITAL,

INC.
By: /s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer